UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2020
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OPTINOSE, INC.
(Exact Name of Registrant as Specified in its Charter)
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DELAWARE	001-38241	42-1771610
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

1020 Stony Hill Road, Suite 300
Yardley, Pennsylvania 19067
(Address of principal executive offices and zip code)

(267) 364-3500
(Registrant’s telephone number, including area code)
(Former name or former address, if changed from last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	OPTN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 17, 2020, OptiNose, Inc. (the “Company”) appointed Victor M. Clavelli as the Company’s Chief Commercial Officer. A copy of the press release announcing the appointment of Mr. Clavelli is attached hereto as Exhibit 99.1.

Prior to joining the Company, Mr. Clavelli held leadership roles including marketing, sales, and regulatory affairs in the course of his 20-year career at Pfizer, Inc. - most recently as the North American President for Inflammation and Immunology with responsibility for a portfolio spanning topical, small molecule oral, and biologic agents. Immediately prior to that he was the Vice President of Sales and Marketing for the Inflammation Franchise. Mr. Clavelli, age 47, earned a Bachelor of Science in Physics and Math from Fairfield University and an MBA from the Stern School of Business at New York University and started his career in the medical device industry with responsibilities for regulatory and clinical affairs across a range of therapeutic areas.
Employment Agreement

In connection with his hiring as the Company’s Chief Commercial Officer, Mr. Clavelli entered into an employment agreement (the “Employment Agreement”) detailing the terms of his employment that will continue until either the Company or Mr. Clavelli terminate his employment with the Company. The Employment Agreement provides that Mr. Clavelli will:

•receive a base salary of $435,000 per year and is eligible to receive a discretionary annual performance-based cash bonus, with a target bonus amount equal to 45% of his base salary. Mr. Clavelli's salary and target bonus will be reviewed periodically by the Company's Compensation Committee or Board of Directors.

•receive (i) a non-qualified stock option grant to purchase up to 90,000 shares of the Company’s common stock at a per share purchase price equal to the closing price of a share of the Company’s common stock on the NASDAQ Global Select Market on February 18, 2020 (the date of grant) and (ii) 60,000 restricted stock units ("RSUs") on or before March 31, 2020. The non-qualified stock option and the RSUs are being granted to Mr. Clavelli as an inducement material to him accepting employment with the Company and are being granted outside of the OptiNose, Inc. 2010 Stock Incentive Plan, as amended and restated (the "2010 Plan"), in accordance with Nasdaq Listing Rule 5635(c)(4). The non-qualified stock option will vest over four years, with one-fourth of the shares underlying the stock option vesting on the first anniversary of the grant date and the remainder of the shares vesting in thirty-six equal monthly installments thereafter. The RSU will vest over four years, with one-fourth of the RSUs vesting on the first anniversary of the grant date and the remainder of the RSUs vesting in twelve equal quarterly installments thereafter. The vesting of shares underlying the non-qualified stock option and the RSUs is subject to Mr. Clavelli’s continuous service with the Company through each such vesting date and is subject to potential vesting acceleration under certain circumstances pursuant to the terms of his Employment Agreement with the Company.

•be eligible to receive annual equity awards based on Company and his performance, to participate in the Company's other short-term and long-term incentive programs, and be eligible to participate in all of the Company's retirement and group welfare plans available to the Company's senior level executives as a group or the Company employees generally, subject to the terms and conditions applicable to such plans.

•be entitled to receive the following severance benefits if Mr. Clavelli's employment is terminated by the Company without "cause" or by Mr. Clavelli for "good reason" (each as defined in the Employment Agreement), subject to his execution and non-revocation of a release of claims and compliance with the restrictive covenants set forth in the Employment Agreement: (i) nine months of base salary continuation and, (ii) up to nine months of continued participation by Mr. Clavelli and his eligible dependents in the Company's standard group medical, vision and dental plans on substantially the same terms as such benefits are provided to active senior level executives; provided that if such termination of employment occurs within twelve months after a "change in control," (as defined in the 2010 Plan), then Mr. Clavelli shall be entitled to receive: (i) an amount equal to 100% of his annual base salary at the rate in effect on his date of termination, payable in a single lump sum cash payment, (ii) up to twelve months of continued participation by Mr. Clavelli and his eligible dependents in the Company's standard group medical, vision and dental plans on substantially the same terms as such benefits are provided to active senior level executives, and (iii) all of Mr. Clavelli's then-outstanding equity awards granted to him by the Company will become immediately vested.

•be subject to restrictive covenants relating to non-disclosure of confidential information, mutual non-disparagement, assignment of inventions, non-competition that runs for nine months following Mr. Clavelli's termination of employment for any reason, and non solicitation of employees, customers and suppliers that run for the same period following Mr. Clavelli's termination of employment for any reason.
Relocation Agreement

Mr. Clavelli and the Company also entered into a relocation letter agreement (the "Relocation Agreement") pursuant to which the Company will reimburse Mr. Clavelli for certain expenses related to temporary housing and relocation to the Yardley, PA area, and provide a tax gross-up with respect to such reimbursement. Pursuant to the terms of the Relocation Agreement, Mr. Clavelli will be required to repay specified portions of these reimbursements and tax gross-up if he voluntarily leaves the Company or is terminated for "cause" (as defined in the Employment Agreement) within a specified time periods.

Director and Officer Indemnification Arrangements

Mr. Clavelli and the Company also entered into an indemnification agreement (the "Indemnification Agreement"), which is addition to the indemnification, expense advancement and limitations of liability provided for in the Company's Certificate of Incorporation and Company Bylaws. The Indemnification Agreement provides Mr. Clavelli with contractual rights to indemnification and, in some cases, expense advancement in any action or proceeding arising out of his services as one of the Company's executive officers or as a director or executive officer of any other company or enterprise to which he may provides services at the Company's request. For additional information regarding the Indemnification Agreement, please see the Form of Indemnification Agreement filed as Exhibit 10.1 with the Form 10-K filed by the Company with the SEC on March 6, 2019 (the "10-K Filing Date").

The foregoing is a summary description of certain terms of the Employment Agreement, Relocation Agreement, Non-Qualified Stock Option Agreement, and Indemnification Agreement and, by its nature, is not complete. It is qualified in its entirety by reference to the Employment Agreement, Relocation Agreement and Non-Qualified Stock Option Agreement, copies of which are attached hereto as Exhibit 99.2, Exhibit 99.3 and Exhibit 99.4, respectively, and are incorporated herein by reference, and by reference to the Indemnification Agreement as filed on the .10-K Filing Date noted above, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press release, dated February 19, 2020, issued by OptiNose, Inc.
99.2	Employment Agreement, dated February 17, 2020, between OptiNose US, Inc. and Victor M. Clavelli.
99.3	Form of Non-Qualified Stock Option Agreement
99.4	Relocation Agreement, dated February 17, 2020, between OptiNose US, Inc. and Victor M. Clavelli.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OptiNose, Inc.
By: /s/ Keith A. Goldan
Keith A. Goldan
Chief Financial Officer
Date: February 18, 2020